UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): March 22, 2010
Inverness Medical Innovations, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-16789	04-3565120

(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)
51 Sawyer Road, Suite 200, Waltham, Massachusetts 02453
(Address of principal executive offices)
Registrant’s telephone number, including area code: (781) 647-3900
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.142-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.
     On March 22, 2010, we completed our follow-on cash tender offer to acquire up to an additional 1,295,836 common shares of our majority-owned subsidiary, Standard Diagnostics, Inc., a corporation organized under the laws of South Korea, or Standard Diagnostics. Standard Diagnostics is a Korean manufacturer and distributor of diagnostic reagents and devices for hepatitis, infectious disease, tumor markers, fertility and drugs of abuse, which had 2009 US GAAP adjusted revenues and income before income taxes of approximately $58.4 million and $24.4 million respectively.
     Pursuant to the follow-on tender offer, we acquired approximately 1,029,120 common shares of Standard Diagnostics, which are in addition to the 4,767,025 common shares of Standard Diagnostics that we acquired on February 8, 2010 pursuant to an earlier tender offer for such shares. In the initial tender offer, we acquired approximately 61.9% of the issued and outstanding common shares of Standard Diagnostics, and the follow-on tender offer increased our ownership to approximately 74.8% of such issued and outstanding common shares. We paid an aggregate purchase price of approximately 41.16 billion South Korean Won, or approximately $36.4 million, for the common shares tendered in the follow-on tender offer. We paid an aggregate purchase price of approximately 190.7 billion South Korean Won, or approximately $166.3 million, for the common shares tendered in the initial tender offer.
     Based on financial information for the fiscal year ended December 31, 2008, which as of the closing of the initial tender offer was the most recent year for which financial results had been reported, we determined that the acquisition of common shares of Standard Diagnostics in the initial tender offer did not involve a business that was “significant” for purposes of Rule 3-05 of Regulation S-X. However, based on our financial information for the fiscal year ended December 31, 2009, which we reported on March 1, 2010, the financial information of Standard Diagnostics for the year ended December 31, 2009 that has been made available to us, and the additional shares acquired in the follow-on tender offer, we have determined that the two transactions, considered together, involve a business that is “significant” for purposes of Rule 3-05.

Item 9.01	Financial Statements and Exhibits.
(a) Financial Statements of Business Acquired.
The financial statements of Standard Diagnostics required to be filed as part of this report will be filed by amendment within 71 calendar days after the date this report on Form 8-K must be filed.
(b) Pro Forma Financial Information.
The pro forma financial information required to be filed as part of this report will be filed by amendment within 71 calendar days after the date this report on Form 8-K must be filed.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVERNESS MEDICAL INNOVATIONS, INC.
	BY:	/s/ Jay McNamara
Jay McNamara
Senior Counsel — Corporate & Finance
Dated: March 22, 2010